Exhibit 10.6

REGENIQUE GROUP LIMITED

ALLOCATION AGREEMENT

13 November 2024

The undersigned are the registered holders of ordinary shares of Regenique Group Limited (the “Company”), incorporated and registered in Cayman Islands with Co Number: OC-415793 whose registered office is at c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KYI-9009 Cayman Islands.

Each of the undersigned hereby confirms their understanding among themselves in relation to the Company that:

1)	The provision for allotment of shares between 25% and 30% of the equity ownership in the Company, as contemplated in a memorandum of understanding dated 3 April 2024, shall be agreed no later than the public filing of the registration statement in relation to the proposed NASDAQ offering, at which time all of the rights attached to such ordinary shares shall vest immediately in their respective equity owners, or be subject to any terms and conditions attached to such shares (“Vesting”).

2)	The rights attached to the ordinary shares of the Company shall be allocated as follows:

(a)	Legal Title. Until Vesting, Mr. Then Chee Tat and Dr Shiau Ee Leng (the “Original Shareholders”) and Mr. Wong Ming Kwong (“Mr. Wong”) shall hold the respective ordinary shares registered under their names for the benefit of the equity owners of the Company at Vesting and be subject to the other terms set out in this agreement. The Original Shareholders shall act in concert in their voting and disposition of their shares in the Company at all relevant times.

(b)	Voting Rights. Until the acquisition of Shari Wellness Pte Ltd (“Shari Wellness”) is completed, the Original Shareholders shall have 51% of the total voting power in the election of directors at general meetings of the Company, and the remaining 49% shall be held by Mr. Wong.

(c)	Right of Disposition. Each of the Original Shareholders and Mr. Wong shall not dispose the ordinary shares without the consent of the other parties.

(d)	Economic Interests. Until Vesting, the Original Shareholders shall maintain their full economic interests and control in the business of the delivery of medi-aesthetics services (the “Clinic Business”), and Mr. Wong shall maintain his full economic interests and control in Shari Wellness. The Company shall own and operate the Clinic Business and Shari Wellness based on the foregoing arrangement.

The parties also agreed that interests in any entities incorporated for the purpose of this offering and not wholly owned by the Company shall be allocated in the same.

Agreed and Signed By:

/s/ Then Chee Tat	/s/ Shiau Ee Leng	/s/ Wong Ming Kwong
Then Chee Tat	Shiau Ee Leng	Wong Ming Kwong
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